UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2019 (October 1, 2019)

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 Gaylord Parkway, Suite 110 Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2019, Addus HealthCare, Inc., an Illinois corporation (“Addus HealthCare”) and a wholly-owned subsidiary of Addus HomeCare Corporation (the “Corporation”), completed its acquisition of Hospice Partners of America, LLC, a Delaware limited liability company (“Hospice Partners”). Pursuant to the terms of the previously announced Purchase Agreement (the “Purchase Agreement”), dated as of August 25, 2019, among (i) Addus Healthcare, (ii) Hospice Partners, (iii) New Capital Partners II – HS, Inc., a Delaware corporation, (iv) Senior Care Services, LLC, a Delaware limited liability company, and Eastside Partners II, LP and (v) New Capital Partners II, LLC, a Delaware limited liability company, solely in its capacity as attorney-in-fact for certain of the sellers and as the representative of the sellers, Addus HealthCare acquired all of the issued and outstanding securities of Hospice Partners for an aggregate purchase price of $130.0 million, subject to customary adjustments for working capital and other items, which was paid in full in cash at the closing. The purchase was funded through the net proceeds of the Corporation’s public offering of common stock, which closed on September 9, 2019.

Hospice Partners is a multi-state provider of hospice services headquartered in Birmingham, Alabama. Hospice Partners currently serves patients through 21 locations across Idaho, Kansas, Missouri, Oregon, Texas and Virginia.

The Purchase Agreement contains customary representations, warranties and covenants made by Addus Healthcare and Hospice Partners. Addus Healthcare purchased a buy-side representations and warranties insurance policy, which comprises Addus HealthCare’s sole remedy for breaches of representations and warranties, absent fraud or intentional misrepresentation. The representations and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions. The Purchase Agreement contains post-closing covenants restricting certain of the sellers and certain managers and employees of Hospice Partners from competing with Hospice Partners or soliciting certain of its business relations. The duration and nature of the covenants varies according to the identity of the party, manager or employee. The Purchase Agreement also contains customary indemnification obligations of each party with respect to breaches of their respective covenants and certain other specified matters.

Item 7.01	Regulation FD Disclosure.

On October 1, 2019, the Corporation issued the Press Release announcing the completion of the Hospice Partners acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated October 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: October 1, 2019	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer